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                                 Exhibit 99.1

                            JOINT FILING AGREEMENT

     The undersigned hereby agree and consent, pursuant to Rule 13d-l(k)(1), to the joint filing of all Schedules 13D and/or Schedules 13G (including any amendments thereto) on behalf of such parties with respect to the Issuer.

Dated: February 11, 2000

                               TRUE NORTH COMMUNICATIONS INC.

                               By:  /s/ Dale Perona
                                   -----------------------------------
                               Name:  Dale Perona
                               Title: Senior Vice President


                               FCB WORLDWIDE, INC.


                               By:  /s/ Dale Perona
                                   -----------------------------------
                               Name:  Dale Perona
                               Title: Vice President


                               R/GA MEDIA GROUP, INC.


                               By:  /s/ Dale Perona
                                   -----------------------------------
                               Name:  Dale Perona
                               Title: Vice President


                               TN TECHNOLOGIES INC.


                               By:  /s/ Dale Perona
                                   -----------------------------------
                               Name:  Dale Perona
                               Title: President